UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 26, 2018

Blonder Tongue Laboratories, Inc.

(Exact Name of registrant as specified in its charter)

Delaware	1-14120	52-1611421
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Jake Brown Road, Old Bridge, New Jersey  08857

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (732) 679-4000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

As discussed below in Item 2.01, on February 1, 2019, Blonder Tongue Laboratories, Inc. (the “Company”) completed the sale of its Old Bridge, New Jersey facility (the “Old Bridge Facility”) to Jake Brown Rd LLC (the “Buyer”). The Company and the Buyer (as landlord) also entered into a lease (the “Lease”), pursuant to which the Company will continue to occupy, and continue to conduct its manufacturing, engineering, sales and administrative functions in, the Old Bridge Facility.

In connection with the completion of the sale of the Old Bridge Facility and entry into the Lease, the Company, R. L. Drake Holdings, LLC, a wholly-owned subsidiary of the Company (“RLD”) and Blonder Tongue Far East, LLC, a wholly-owned subsidiary of the Company (“Far East,” and together with the Company and RLD, collectively the “Credit Parties”) entered into a Consent Under Loan and Security Agreement (the “Consent”) with Sterling National Bank (as lender and as administrative agent, “Sterling”). The Consent relates to the Loan and Security Agreement (the “Loan Agreement”) entered into by the Credit Parties and Sterling on December 28, 2016. Under the terms of the Loan Agreement, Sterling’s consent was required in order for the Company to complete the sale of the Old Bridge Facility. In addition to providing Sterling’s consent to the sale, the Consent requires Sterling to execute and deliver a Discharge of Mortgage and Assignment of Leases and Rents (the “Discharge”) to effect the discharge of Sterling’s interests in the Property (as defined in the Consent) originally granted to Sterling in the Mortgage, Assignment of Leases and Rents, Security Agreement, Fixture Filing and Financing Statement entered into in connection with the Loan Agreement.

The foregoing description of the Consent is qualified in its entirety by reference to the Consent, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The disclosure provided in Item 1.02 with respect to the Lease is incorporated into this Item 1.01 by reference.

The disclosure provided in Item 2.01 with respect to the Lease is incorporated into this Item 1.01 by reference.

Item 1.02	Termination of a Material Definitive Agreement.

On January 24, 2019, the Company and RLD (with the Company, collectively, the “Borrower”) entered into a Debt Conversion and Lien Termination Agreement (the “Conversion and Termination Agreement”) with Robert J. Pallé (“RJP”) and Carol M. Pallé (collectively, “Initial Lenders”), and Steven L. Shea and James H. Williams (collectively, the “Supplemental Lenders,” and together with the Initial Lenders, collectively, the “Lenders”), and Robert J. Pallé, as Agent for the Lenders (in such capacity, the “Agent”).

As previously disclosed, the Borrower, the Lenders and the Agent were parties to a First Amendment to Amended and Restated Senior Subordinate Convertible Loan and Security Agreement, dated as of March 21, 2017 (as amended to date, the “Subordinated Loan Agreement”), pursuant to which the Lenders provided the Borrower with commitments to lend Borrower up to $750,000 in the form of loans convertible, under the terms provided in the Subordinated Loan Agreement, into shares of the Company’s common stock. The obligations of Borrower to pay, satisfy and discharge the obligations under the Subordinated Loan Agreement were secured by security interests in and liens upon certain specified collateral, including certain mortgages in favor of the Lenders and the Agent (the “Subordinated Mortgages,” and together with the Subordinated Loan Agreement and all other agreements, documents and instruments related thereto, collectively, the “Subordinated Loan Documents”).

As of the date of the Conversion and Termination Agreement, the Borrower was indebted to Steven L. Shea (“Shea”) for the principal and accrued interest relating to a $100,000 loan advanced by Shea under the Subordinated Loan Agreement (the “Shea Indebtedness”). In addition, as of the date of the Conversion and Termination Agreement the Initial Lenders remained subject to a commitment to lend Borrowers up to an additional $250,000 (the “Additional Commitment”).

In connection with the anticipated completion of the sale of the Old Bridge Facility, the Borrower, the Lenders and the Agent entered into the Conversion and Termination Agreement to provide for (i) the full payment of the Shea Indebtedness (unless such amounts were converted into shares of common stock prior to repayment), (ii) the termination of the Additional Commitment and (iii) the release and termination of all liens and security interests in the collateral under the Subordinated Loan Documents, including with respect to the Subordinated Mortgages, each to become effective as of the closing of the sale of the Old Bridge Facility. In connection with the execution and delivery of the Conversion and Termination Agreement by the Borrower, the Lenders and the Agent, Shea provided the Company with a notice of conversion, and upon completion of the sale of the Old Bridge Facility was issued 259,983 shares of Company common stock in full satisfaction of the Shea Indebtedness.

The foregoing description of the Conversion and Termination Agreement is qualified in its entirety by reference to the Conversion and Termination Agreement, a copy of which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On February 1, 2019, the Company completed the sale of the Old Bridge Facility to the Buyer. In addition, in connection with the completion of the sale, the Company and the Buyer (as landlord) entered into the Lease, pursuant to which the Company will continue to occupy, and continue to conduct its manufacturing, engineering, sales and administrative functions in, the Old Bridge Facility.

The sale of the Old Bridge Facility was made pursuant to an Agreement of Sale dated as of August 3, 2018 (the “Initial Sale Agreement”), as amended by an Extension Letter Agreement dated as of September 20, 2018, the Second Amendment to Agreement of Sale dated as of October 8, 2018 and the Third Amendment to Agreement of Sale dated as of January 30, 2019 (the Initial Sale Agreement together with the Extension Letter Agreement, Second Amendment to Agreement of Sale and Third Amendment to Agreement of Sale, collectively, the “Sale Agreement”). Pursuant to the Sale Agreement, Buyer paid the Company $10,500,000. In addition, the Company advanced to the Buyer the sum of $130,000, representing a preliminary estimate of the Company’s share (as a tenant of the Old Bridge Facility following closing) of property repairs, as contemplated by the Sale Agreement.

As previously disclosed, the Lease will have an initial term of five years and allows the Company to extend the term for an additional five years following the initial term. The Company is obligated to pay base rent of $836,855.50 for the first year of the Lease, with the amount of the base rent adjusted for each subsequent year to equal 102.5% of the preceding year’s base rent. Without regard to any reduction in the Company’s lease expense derived from its sublease to a third party of the Sublease Space (defined below), for the first year of the Lease, the base rent of $836,855.00 would offset, in part, the anticipated annualized saving of interest and depreciation expense of approximately $469,000 and the cash debt service of approximately $562,000. The Lease further provides for a security deposit in an amount equal to eight months of base rent, which may be reduced to three months of base rent upon certain benchmarks being met. The landlord may, once during the lease term or any renewal thereof, require the Company to relocate to another facility made available by the landlord that meets the Company’s specifications for a replacement facility within a defined geographical area, by providing notice which confirms that all of the Company’s specifications for a replacement facility will be met, that all costs relating to such relocation will be paid by the landlord, and that security for the repayment of those relocation costs has been established. The Company will also be provided a six month overlap period (the “Overlap Period”) during which the Company may operate in the Old Bridge Facility with rent therein being abated, but with rent being paid at the replacement facility, to mitigate interruptions of the Company’s on-going business while the move occurs. If the Company declines to be relocated to the facility proposed by the landlord, the Lease will terminate 18 months from the date of the landlord’s notice, but the Company will continue to be entitled to receive the same benefits in terms of reimbursement of its relocation costs and an Overlap Period during which no rent will be due at the Old Bridge Facility, while the Company moves its operations to an alternative facility that it has identified.

The Company anticipates subleasing to a third party up to 40,000 square feet of the Old Bridge Facility (the “Sublease Space”), the rental proceeds from which will inure to the benefit of the Company. The Company’s ability to sublease all or part of the Sublease Space, the specific terms of any sublease of the Sublease Space and the amount of rent that will be derived therefrom cannot be predicted at this time. The landlord will provide the Company with up to six months of free rent for the Sublease Space, as the Company undertakes to identify a suitable tenant or tenants therefor.

The foregoing description of the Sale Agreement is qualified in its entirety by reference to the Agreement of Sale, a copy of which was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed August 6, 2018, the Extension Letter Agreement, a copy of which was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed September 21, 2018, the Second Amendment to Agreement of Sale, a copy of which was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K/A filed October 9, 2018, and the Third Amendment to Agreement of Sale, a copy of which was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed January 31, 2019, each of which is incorporated herein by reference.

The foregoing description of the Lease is qualified in its entirety by reference to the form of Lease, attached as an exhibit to the Agreement of Sale, a copy of which was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed August 6, 2018 and is incorporated herein by reference.

Item 5.02	Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The completion of the sale of the Old Bridge Facility triggered certain previously-agreed adjustments to the compensation of the Company’s President and Chief Executive Officer, Senior Vice President and Chief Financial Officer, and Vice President – Sales. In connection with the completion of the sale (i) Robert J. Pallé, the Company’s President and Chief Executive Officer, will receive a bonus of $165,000, (ii) Eric Skolnik, the Company’s Senior Vice President and Chief Financial Officer, will have his base salary increased to $225,000 as of February 10, 2019 and will receive a bonus of $16,814 and (iii) Jeffrey Smith, the Company’s Vice President – Sales will have his base salary increased to $152,000 as of February 10, 2019 and will receive a bonus of $7,696. The Compensation Committee of the Board of Directors determined to delay increases in the base compensation of these executive officers until the completion of the sale of the of the Old Bridge Facility in order to manage the Company’s cash resources until that transaction had been completed.

“Safe Harbor” Statement

The information set forth above includes “forward-looking” statements and accordingly, the cautionary statements contained in Blonder Tongue’s Annual Report and Form 10-K for the year ended December 31, 2017 (See Item 1: Business, Item 1A: Risk Factors, Item 3: Legal Proceedings and Item 7: Management’s Discussion and Analysis of Financial Condition and Results of Operations), and other filings with the Securities and Exchange Commission are incorporated herein by reference. The words “believe”, “expect”, “anticipate”, “project”, “target”, “intend”, “plan”, “seek”, “estimate”, “endeavor”, “should”, “could”, “may” and similar expressions are intended to identify forward-looking statements. In addition, any statements that refer to projections for our future financial performance, our anticipated growth trends, if any, in our business, our expected use of the proceeds of the transactions described herein and other characterizations of future events or circumstances are forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management's analysis only as of the date hereof. Blonder Tongue undertakes no obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date hereof. Blonder Tongue’s actual results may differ from the anticipated results or other expectations expressed in Blonder Tongue’s “forward-looking” statements.

Item 9.01	Financial Statements and Exhibits

(d)       Exhibits. The following exhibit is filed herewith:

Exhibit No.	Description

10.1	Consent Under Loan and Security Agreement dated February 1, 2019.

10.2	Debt Conversion and Lien Termination Agreement dated as of January 24, 2019.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLONDER TONGUE LABORATORIES, INC.

Date: February 6, 2019	By:	/s/ Eric Skolnik
Eric Skolnik
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Consent Under Loan and Security Agreement dated February 1, 2019.

10.2	Debt Conversion and Lien Termination Agreement dated as of January 24, 2019.

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